                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): February 23, 1998


                           ACCUMED INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



      DELAWARE                      0-20652                      36-4054899
   ---------------                ------------               -------------------
   (State or other                (Commission                   (IRS Employer
   jurisdiction of                File Number)               Identification No.)
   incorporation)


  900 N. FRANKLIN STREET, SUITE 401, CHICAGO, ILLINOIS              60610
        (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (312) 642-9200



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

EXCHANGE OF CERTAIN CONVERTIBLE NOTES AND INTEREST THEREON FOR
CONVERTIBLE PREFERRED STOCK AND EXCHANGE WARRANTS

        On February 23, 1998, the Company consummated the exchange (the "Note Exchange") of $5,275,000 in principal amount of the Company's 12% Convertible Promissory Notes due 2000 (the "Convertible Notes") together with the right to receive an aggregate of $329,030 in accrued and unpaid interest thereon for (i) 1,245,340 shares of Series A Convertible Preferred Stock, par value $0.01 of the Company having an aggregate stated value equal to $5,604,030 (the "Series A Stated Value") and convertible into 4,981,360 shares of Common Stock (at an initial conversion price of $1.125 per share (the "Series A Conversion Price"), and (ii) 1,245,340 five-year warrants (the "Exchange Warrants") each exercisable to purchase one share of Common Stock at an exercise price of $1.125 per share. As a result of the Note Exchange, the Company's net tangible assets increased by $4,860,000 and the interest expense will be reduced by approximately $1,320,000 through March 2000. The balance of $3,225,000 of Convertible Notes remain outstanding and unaffected by the Note Exchange.

        AUTOMATIC CONVERSION. If, prior to February 23, 2004, (i) the Common Stock trades at or above $4.50 per share for 20 consecutive trading days, and
(ii) the resale of the shares of Common Stock into which the Series A Preferred is convertible are then covered by an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), each share of Series A Preferred then outstanding shall, at the option of the Company, be converted, automatically and without any action by the holders, into shares of Common Stock at then effective Series A Conversion Price.

        DIVIDEND PENALTY FOR FAILURE TO REGISTER SHARES. The Company has granted registration rights with respect to the Common Stock issuable upon conversion of the Series A Preferred and exercise of the Exchange Warrants (collectively the "Note Exchange Registerable Securities"). The holders of Note Exchange Registerable Securities are entitled to (i) one demand registration during the five-year period beginning on May 23, 1998, and (ii) the right to participate, on a so-called "piggyback" basis, in registrations by the Company under the Securities Act, other than on Forms S-8, S-4, and similar forms until such time as the Registerable Note Exchange Securities can be sold without restriction pursuant to Rule 144 under the Securities Act. If, prior to June 23, 1998, a registration statement under the Securities Act has not been declared effective with respect to the resale of a minimum of one-third of the aggregate number of shares of Common Stock issuable upon conversion of the Series A Preferred, a cash dividend of 16% per annum, payable quarterly in arrears, shall be paid on the Series A Preferred until such time as such registration statement is declared effective under the Securities Act.

        RESTRICTIONS ON RESALE. Each holder of Note Exchange Registrable Securities has agreed, not to sell, transfer, or otherwise dispose 64% of its shares of Series A Preferred and shares of Common Stock issuable upon conversion thereof prior to February 23, 1999.

        VOTING RIGHTS. The Series A Preferred is entitled to the following voting rights in addition to any voting rights which may be required under the General Corporation Law of the State of Delaware ("Delaware Corporate Law") and except as follows. The Company may not take any of the following actions without the affirmative vote of a majority of the shares of Series A Preferred (i) issue any series of preferred stock senior as to liquidation and/or dividend, (ii) alter or change the rights of the Series A Preferred as to adversely affect the Series A Preferred, and (iii) incur certain indebtedness.

        On any matters on which the Series A Preferred may be entitled to vote together with the Common Stock and other shares of convertible Preferred Stock, the holders thereof shall be entitled to one vote per share of Common Stock into which its shares of Series A Preferred are then convertible. As to matters upon which the Series A Preferred is entitled to vote as a separate class, each share of Series A Preferred shall be entitled to one vote per share.

        LIQUIDATION PREFERENCE. Upon a liquidation of the Company, each holder of Series A Preferred shall be entitled to receive, before and in preference to any distribution or payment to holders of Common Stock or other security junior to the Series A Preferred, an amount in cash equal to the Series A Stated Value of such holder's shares of Series A Preferred then outstanding plus an amount equal to the accrued and unpaid dividends on such Series A Preferred, if any. If, upon such liquidation, the assets of the Company available for distribution to holders of Series A Convertible Preferred and any other series of Preferred Stock then outstanding ranking on parity with the Series A Convertible Preferred upon liquidation shall be insufficient to permit payment in full to the holders of the Series A Convertible Preferred and such parity stock, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of such parity stock then outstanding shall be distributed ratably among such holders.

        EXCHANGE WARRANTS. Each Exchange Warrant is exercisable to purchase one share of Common Stock at an exercise price of $1.125 per share, subject to adjustment upon the occurrence of certain events, including, certain dividends, split-up, reclassification, issuances of stock and convertible securities for less than the current fair market value, mergers and asset sales. The Company, at its option, may redeem the Exchange Warrants for $0.25 per Exchange Warrant upon a minimum of 30 days' notice if the Common Stock has traded at or above $4.50 per share during 20 consecutive trading days prior to sending the redemption notice. The Exchange Warrants expire March 31, 2001.

        PLACEMENT AGENT COMPENSATION. Commonwealth Associates ("Commonwealth") served as placement agent in the Note Exchange for which it has received or will receive from the Company, (i) 50,000 shares of Common Stock in lieu of a cash retainer, (ii) $175,000 in cash (due 60 days following February 23, 1998), (iii) 350,000 warrants each exercisable to purchase one share of Common Stock at an exercise price of $1.125 per share during the seven-year exercise period, and
(iv) reimbursement of out-of-pocket expenses, including legal fees. In addition, 200,000 Common Stock purchase warrants issued to Commonwealth or its designees as compensation for the original placement of the Convertible Notes with an exercise price of $3.125 will be replaced with warrants having identical terms except that the exercise price will be reduced to $1.125 per share.

PRIVATE PLACEMENT OF UNITS

        On March 19, 1998, the Company sold an aggregate of 5,857,333 shares of Common Stock and warrants to purchase 5,857,333 shares of Common Stock for aggregate gross proceeds of $4,393,000 (the "Initial Closing"). Such securities were issued and sold in units (the "Units"), each Unit consisting of 133,333 shares of Common Stock (determined by dividing (x) $100,000 by (y) $0.75 (the average closing bid price per share of Common Stock on the three trading days immediately preceding the closing date plus $0.03125), and seven-year warrants (expiring on March 19, 2005) to purchase 133,333 shares of Common Stock (the "Unit Warrants"), at an exercise price of $0.75 per share (the "Unit Warrant Exercise Price"). The Units were sold in a private placement to accredited investors (as defined in Rule 501(a) under the Securities Act) only

(the "Private Placement").

POSSIBLE SALE OF ADDITIONAL UNITS

        In accordance with the terms of the Private Placement, the Company may accept subscriptions for approximately up to an additional $2,200,000 of Units following the Initial Closing. In such case, a final closing would be held pursuant to which such additional Units would be issued and sold on the same terms on which the Units were issued and sold in the Initial Closing, including payment of additional cash commissions and finders' fees and issuance of additional agent's warrants and finders' warrants. However, there can be no assurance that any additional Units will be sold.

REGISTRATION RIGHTS

        The Company has agreed to register for resale under the Securities Act the shares of Common Stock sold in the Units and the shares of Common Stock underlying the Unit Warrants (collectively, the "Unit Registrable Shares"). The holders of Units shall have (i) one demand registration during the five-year period commencing June 19, 1998, and (ii) the right to participate, on a "piggyback" basis, in registrations by the Company under the Securities Act, other than on Forms S-8, S-4, etc. until such time as the Common Stock can be sold (without restriction) pursuant to Rule 144 promulgated under the Securities Act.

TERMS OF UNIT WARRANTS

        Each Unit Warrant is exercisable to purchase one share of Common Stock at the Unit Exercise Price, subject to adjustment upon the occurrence of certain events, including, certain dividends, split-up, reclassification, issuances of stock and convertible securities for less than the current fair market value, mergers and asset sales. However, the Company currently has insufficient authorized and unissued shares of Common Stock available to reserve for issuance upon exercise of all of the Unit Warrants issued in the Initial Closing. Therefore, certain of the Unit Warrants will become exercisable if and when the Company has available a sufficient number of authorized and unissued shares of Common Stock to reserve for issuance upon exercise thereof. If the Company does not have such sufficient shares of Common Stock so reserved on or prior to July 15, 1998, each original holder of Unit Warrants will be entitled to receive, at its option, in exchange for its Unit Warrants, shares of Series C Convertible Preferred Stock, par value $0.01 per share of the Company (the "Series C Preferred") having a stated value of $0.01 per share (the "Series C Stated Value"), convertible into the number of shares of Common Stock issuable upon exercise other the Unit Warrants, upon payment in cash of the amount of the Unit Warrant Exercise Price in effect at the time of such exchange (the "Series C Conversion Price"), subject to adjustment.

        The Company, at its option, may redeem the Unit Warrants for $0.25 per Unit Warrant upon a minimum of 20 days' notice if (i) the Common Stock has traded at or above $4.50 per share during 20 consecutive trading days prior to sending the redemption notice, and (ii) resale of shares of Common Stock underlying the Unit Warrants is then covered by an effective registration statement under the Securities Act.

TERMS OF SERIES C PREFERRED

        Holders of Series C Preferred, if issued, will receive a cash dividend of $0.16 per annum per share of Common Stock issuable upon conversion of its shares of Series C Preferred, payable quarterly in arrears, until such time, if any, as there is a sufficient number of authorized and unissued shares of Common Stock reserved for issuance upon conversion in full of all shares of Series C Preferred issued in exchange for the Unit Warrants.

        DIVIDEND PENALTY FOR FAILURE TO REGISTER SHARES. If a registration statement under the Securities Act has not been declared effective with respect to the resale of all of the shares of Common Stock issuable upon conversion of the Series C Preferred within 120 days following the date on which the Series C Preferred is issued, if any, a cash dividend of $0.16 per annum per share issuable upon conversion of the Series C Preferred, payable quarterly in arrears, shall be paid on the Series C Preferred until such time as such registration statement is declared effective under the Securities Act.

        VOTING RIGHTS. The Series C Preferred, if issued, will be entitled to the following voting rights in addition to any voting rights which may be required under Delaware Corporate Law. The Company may not take any of the following actions without the affirmative vote of a majority of the shares of Series C Preferred (i) issue any series of preferred stock senior as to liquidation and/or dividend, (ii) alter or change the rights of the Series C Preferred as to adversely affect the Series A Preferred, and (iii) incur certain indebtedness.

        On any matters on which the Series C Preferred may be entitled to vote together with the Common Stock and other shares of convertible Preferred Stock, the holders thereof shall be entitled to one vote per share of Common Stock into which its shares of Series C Preferred are then convertible. As to matters upon which the Series C Preferred is entitled to vote as a separate class, each share of Series C Preferred shall be entitled to one vote per share.

        LIQUIDATION PREFERENCE. Upon a liquidation of the Company, each holder of Series C Preferred shall be entitled to receive, before and in preference to any distribution or payment to holders of Common Stock or other security junior to the Series C Preferred, an amount in cash equal to the Series C Stated Value of such holder's shares of Series C Preferred then outstanding plus an amount equal to the accrued and unpaid dividends on such Series C Preferred, if any. If, upon such liquidation, the assets of the Company available for distribution to holders of Series C Convertible Preferred and any other series of Preferred Stock then outstanding ranking on parity with the Series C Convertible Preferred upon liquidation shall be insufficient to permit payment in full to the holders of the Series C Convertible preferred and such parity stock, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of such parity stock then outstanding shall be distributed ratably among such holders.

        REDEMPTION. The Company, at its option, may redeem the Series C Preferred for $0.01 per share upon a minimum of 30 days' notice if (i) the Common Stock has traded at or above $4.50 per share during 20 consecutive trading days prior to sending the redemption notice, and (ii) resale of shares of Common Stock underlying the Series C Preferred is then covered by an effective registration statement under the Securities Act.

POSSIBLE EXCHANGE OF UNITS FOR ALTERNATE UNITS

        If the Common Stock is delisted from The Nasdaq Stock Market at any time on or prior to December 31, 1998, original purchasers of Units will be entitled to receive, at their option, in exchange for the Units, units (the "Alternate Units"), each Alternate Unit consisting of (i) shares of Series B Convertible Preferred Stock, par value $0.01 per share of the Company (the "Series B Preferred") having an aggregate stated value of $100,000 (the "Series B Stated Value"), convertible into shares of Common Stock at an initial conversion price (the "Series B Conversion Price") of $0.75 per share, subject to reset as described below, and (ii) warrants (the

"Alternate Warrants") exercisable to purchase the number of shares of Common Stock issuable upon exercise of the Unit Warrants at the same initial Unit Warrant Exercise Price, subject to reset as described below.

TERMS OF SERIES B PREFERRED

        The Series B Preferred, if issued, will be immediately convertible at the option of the holder into shares of Common Stock at the Series B Conversion Price. If, on or prior to December 31, 1998, the average closing bid price per share of Common Stock for five consecutive trading days is less than $0.50 and the then current Series B Conversion Price is higher than $0.50, then the Series B Conversion Price will be reduced to $0.50. However, the Company may not have sufficient authorized and unissued shares of Common Stock available to reserve for issuance upon conversion of all of shares of Series B Preferred, if the Series B Conversion Price is reset. In which case, holders of Series B Preferred would only be able to convert such shares into its pro rata percentage of shares available for issuance upon conversion of Series B Preferred. If the Company does not have such sufficient shares of Common Stock reserved for issuance of all shares of Common Stock into which the Series B Convertible Preferred are then convertible on or prior to July 15, 1998, each holder of Series B Preferred will be entitled to receive a cash dividend of 16% per annum on the Series B Stated Value, payable quarterly in arrears, until such time, if any, as there are sufficient authorized and unissued shares reserved for issuance upon exercise in full of the Series B Preferred issued in the Alternate Units.

        AUTOMATIC CONVERSION. If during the six-year period beginning on March 19, 1998, (i) the Common Stock has traded at or above $4.50 per share during 20 consecutive trading days, and (ii) resale of shares of Common Stock underlying the Series B Preferred is then covered by an effective registration statement under the Securities Act, the Series B Preferred, at the option of the Company and without action of the holders, may be converted into Common Stock at the then effective Series B Conversion Price.

        DIVIDEND PENALTY FOR FAILURE TO REGISTER SHARES. If a registration statement under the Securities Act has not been declared effective with respect to the resale of all of the shares of Common Stock issuable upon conversion of the Series B Preferred on or prior to July 15, 1998, a cash dividend of 16% per annum per on the Series B Stated Value, payable quarterly in arrears, shall be paid on the Series B Preferred until such time as such registration statement is declared effective under the Securities

Act.

        VOTING RIGHTS. The Series B Preferred, if issued, will be entitled to the following voting rights in addition to any voting rights which may be required under Delaware Corporate Law. The Company may not take any of the following actions without the affirmative vote of a majority of the shares of Series B Preferred (i) issue any series of preferred stock senior as to liquidation and/or dividend, (ii) alter or change the rights of the Series B Preferred as to adversely affect the Series B Preferred, and (iii) incur certain indebtedness.

        On any matters on which the Series B Preferred may be entitled to vote together with the Common Stock and other shares of convertible Preferred Stock, the holders thereof shall be entitled to one vote per share of Common Stock into which its shares of Series B Preferred are then convertible. As to matters upon which the Series B Preferred is entitled to vote as a separate class, each share of Series B Preferred shall be entitled to one vote per share.

        LIQUIDATION PREFERENCE. Upon a liquidation of the Company, each holder of Series B Preferred shall be entitled to receive, before and in preference to any distribution or payment to holders of Common Stock or other security junior to the Series B Preferred, an amount in cash equal to the Series B Stated Value of such holder's shares of Series B Preferred then outstanding plus an amount equal to the accrued and unpaid dividends on such Series B Preferred, if any. If, upon such liquidation, the assets of the Company available for distribution to holders of Series B Preferred and any other series of Preferred Stock then outstanding ranking on parity with the Series B Preferred (including the Series A Preferred) upon liquidation shall be insufficient to permit payment in full to the holders of the Series B Preferred and such parity stock, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of such parity stock then outstanding shall be distributed ratably among such holders.

PLACEMENT AGENT COMPENSATION; FINDERS' FEES

        Commonwealth acted as placement agent in the Private Placement for which it received from the Company, (i) 133,333 shares of Common Stock in lieu of a cash retainer, (ii) $126,113 in cash, (iii) and seven-year warrants to purchase 336,302 shares of Common Stock at an exercise price of $0.75 per share, and (iv) reimbursement of out-of-pocket expenses, including legal fees, up to a maximum of $100,000. In addition, the 350,000 Common Stock purchase warrants issued to Commonwealth or its designees as compensation for its services in connection with the Note Exchange at an exercise price of $1.125 will be replaced with warrants having identical terms except that the exercise price will be reduced to $0.75 per share.

        Harold S. Blue and Lincoln Enterprises served as finders in the Private Placement for which each received approximately $107,000 in cash and seven-year warrants to purchase an aggregate of approximately 284,000 shares of Common Stock at an exercise price of $0.75 per share.

BELLINGHAM INVESTMENT; NEW DIRECTORS

        Bellingham Capital Industries ("Bellingham") purchased $3,000,000 of Units in the Private Placement pursuant to which Bellingham received 4,000,000 shares of Common Stock and 4,000,000 Unit Warrants. Upon consummation of the Private Placement, Bellingham became the single largest holder of Common Stock and owned approximately 14% of the shares of Common Stock issued and outstanding as of March 19, 1998. The Company's Board of Directors has agreed to expand the Board from seven to nine members and to appoint two individuals recommended by Bellingham to fill the newly created directorships.

        One of the individuals is Harold S. Blue, who was a director of the Company from July 1996 through May 23, 1997. Since February 1993, Mr Blue has served as Chairman of the Board and Chief Executive Officer of ProxyMed, Inc., a healthcare information technology company. From July 1992 until February 1995, Mr. Blue served as Chairman of the Board and Chief Executive Officer of
Health Services of Miami Lakes, Inc., Health Services of Pembroke Lakes, Inc. and Health Services of North Miami, Inc., each a physician practice management group. From June 1979 to February 1992, Mr. Blue was President and Chief Executive Officer of Budget Drugs, Inc., a retail discount pharmacy chain. From September 1984 to August 1988, Mr. Blue was Executive Vice President of Best Generics Incorporated, a national generic distribution company, which he co-founded.

CHANGES IN COMPOSITION OF AUDIT COMMITTEE

        Effective March 3, 1998, the Company's Audit Committee is comprised of the following non-employee directors, Jack H. Halperin, Chairman, J. Donald Gaines and Joseph W. Plandowski.

POSSIBLE REVERSE STOCK SPLIT; RECENT DEVELOPMENTS RELATING TO
POSSIBLE DELISTING OF COMMON STOCK FOR THE NASDAQ SMALLCAP MARKET

        On March 17, 1998, Nasdaq granted the Company's request for an extension of the deadline for achieving compliance with the minimum $1.00 bid price per share of Common Stock for continued listing of the Common Stock on The Nasdaq SmallCap Market. The Company must still meet the $7,000,000 minimum net tangible assets requirement established by the Nasdaq Oral Hearing Panel (the "Panel") as well as all criteria for continued listing of the Common Stock on The Nasdaq SmallCap Market on or prior to March 20, 1998. However, the Panel has modified the terms of the temporary exemption for inclusion of the Common Stock on The Nasdaq SmallCap Market to allow the Company until May 29, 1998 to effect a reverse stock spilt sufficient to rase the bid price per share of Common Stock to over $1.00. The bid price must also remain over $1.00 per share during the ten consecutive trading days following the effectiveness of such reverse stock split. The Company's Board of Directors has approved such a reverse stock split and will recommend that the stockholders vote in favor therefor at the Combined Annual and Special Meeting of Stockholders currently scheduled to be held on May 19, 1998. However,there can be no assurance that the stockholders will approve such proposal prior to such deadline or that such reverse stock split will have the effect of so increasing the bid price.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (b)  Pro Forma Financial Information:

             AccuMed International, Inc.:

             1. Pro Forma Condensed Consolidated Balance Sheet as of February 28, 1998.

             2.     Pro Forma Condensed Consolidated Statement of
                    Operations for the two months ended February 28, 1998.

             3.     Notes to Pro Forma Condensed Consolidated Financial
                    Statements.

        (c)  Exhibits:

        4.1 Certificate of Designation, Rights and Preferences of Series A Convertible Preferred Stock.

        4.2 Certificate of Correction to Certificate of Designation, Rights and Preferences of Series A Convertible Preferred Stock.

        4.3 Warrant Agreement dated as of February 23, 1998 between the Company and Commonwealth Associates, including form of Warrant Certificate attached as Exhibit A thereto, representing an aggregate of 1,245,340 Common Stock purchase Warrants.

        4.4 Subscription Agreement and Registration Rights Agreement dated as of February 23, 1998 between the Registrant and each of the investors in the Note Exchange.

                           ACCUMED INTERNATIONAL, INC.
                 PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                             UNAUDITED
                                                  ----------------------------------------------------------------
                         ASSETS                   February 28, 1998      Adjustments                   Pro-Forma
                                                  -----------------      -----------                  ------------
 Current Assets
     Cash and cash equivalents                          $ 317,668        $ 3,393,000  (1)              $ 3,710,668
     Accounts receivable, net                           5,453,535                                        5,453,535
     Prepaid expenses and deposits                        274,989                                          274,989
     Production inventory                               3,389,346                                        3,389,346
                                                     ------------        -----------                  ------------
        Total current assets                            9,435,538          3,393,000                    12,828,538
                                                     ------------        -----------                  ------------

 Fixed assets, net                                      4,836,709                                        4,836,709
                                                     ------------        -----------                  ------------

 Notes receivable                                         164,199                                          164,199
 Deferred financing costs                                 244,024                                          244,024
 Purchased technology                                   4,889,762                                        4,889,762
 Other assets                                             760,143                                          760,143
                                                     ------------        -----------                  ------------

                                                     $ 20,330,375        $ 3,393,000                  $ 23,723,375
                                                     ============        ===========                  ============

        LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities
     Accounts payable                                 $ 3,844,824          $ 439,300  (2)              $ 4,284,124
     Other current liabilities                          1,266,101                                        1,266,101
     Deferred revenue                                     142,423                                          142,423
     Notes payable, current portion                     3,867,795         (1,000,000) (1)                2,867,795
                                                     ------------        -----------                  ------------
        Total current liabilities                       9,121,143           (560,700)                    8,560,443
                                                     ------------        -----------                  ------------

 Warranty reserves                                        267,299                                          267,299
 Long term debt                                         6,566,572                                        6,566,572
 Minority interest                                         48,775                                           48,775
                                                     ------------        -----------                  ------------
                                                        6,882,646                  -                     6,882,646
                                                     ------------        -----------                  ------------
 Stockholders' equity
     Preferred stock, series A convertible              5,604,030                                        5,604,030
     Common stock, $0.01 par value                        229,040             59,906  (1,3)                288,946
     Additional paid-in capital                        52,171,867          3,893,794  (1,2,3)           56,065,661
     Cumulative translation adjustment                     22,589                                           22,589
     Accumulated deficit                              (53,484,203)                                     (53,484,203)
     Less treasury stock                                 (216,737)                                        (216,737)

                                                     ------------        -----------                  ------------
        Total stockholders' equity                      4,326,586          3,953,700                     8,280,286
                                                     ------------        -----------                  ------------

                                                     $ 20,330,375        $ 3,393,000                  $ 23,723,375
                                                     ============        ===========                  ============


          See notes to the Pro-Forma Consolidated Financial Statements.

                           ACCUMED INTERNATIONAL, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE TWO MONTHS ENDED FEBRUARY 28, 1998


                                                                             UNAUDITED
                                                  ------------------------------------------------------------
                                                  Two Months Ended
                                                  February 28,1998          Adjustments             Pro-Forma
                                                  ----------------      -------------------        -----------
     Sales                                            $ 3,845,914                                  $ 3,845,914
     Less cost of sales                                (2,095,568)                                  (2,095,568)
                                                      -----------       -------------------        -----------
          Gross profit (loss)                           1,750,346                                    1,750,346
                                                      -----------       -------------------        -----------

     Operating expenses:
          General and administrative                    1,268,607                                    1,268,607
          Research and development                        675,078                                      675,078
          Sales and marketing                             558,419                                      558,419
                                                      -----------       -------------------        -----------
             Total operating expenses                   2,502,104                                    2,502,104
                                                      -----------       -------------------        -----------

     Operating income (loss)                             (751,758)                                    (751,758)
                                                      -----------       -------------------        -----------

     Other income (expense):
          Interest income                                   1,545                                        1,545
          Interest expense                               (357,702)                                    (357,702)
          Other income (expense)                          (43,080)                                     (43,080)
          Debt conversion (expense)                    (1,147,610)                                  (1,147,610)
          Minority interest                                68,291                                       68,291
                                                      -----------       -------------------        -----------
             Total other income (expense)              (1,478,556)                  -               (1,478,556)
                                                      -----------       -------------------        -----------

     Loss before income taxes                          (2,230,314)                  -               (2,230,314)

     Income tax expense                                         -                                            -
                                                      -----------       -------------------        -----------

             Net loss                                 $(2,230,314)         $        -              $(2,230,314)
                                                      ===========       ===================        ===========

     Net loss per share                               $     (0.10)                                 $     (0.10)
                                                      ===========                                  ===========

     Weighted average common shares outstanding        22,904,000                                   22,904,000
                                                      ===========                                  ===========


          See Notes to the Pro-Forma Consolidated Financial Statements.

                           ACCUMED INTERNATIONAL, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - DESCRIPTION OF THE OFFERING

        The Company engaged an investment banking firm as placement agent in a private placement (the "Offering") of units, each unit consisting of the Company's Common Stock and detachable warrants to purchase Common Stock of the Company. Terms of the agency agreement call for a "best efforts" method to sell a minimum of $4,000,000 of units and a maximum of $6,000,000 of units, subject to increase upon mutual agreement of the Company and the placement agent, which is to be completed by April 15, 1998.

        The accompanying condensed consolidated financial statements illustrate the effect of the Offering ("Pro Forma") on the Company's financial position and results of operations. The condensed consolidated balance sheet as of February 28, 1998 is based on the historical balance sheet of the Company as of that date and assumes the Offering took place on that date. The condensed consolidated statement of operations for the two months ended February 28, 1998 is based on the historical statement of operations of the Company for that period. The pro forma condensed consolidated statement of operations assumes the Offering took place on February 28, 1998.

        The pro forma condensed consolidated financial statements reflect the Initial Closing of the Offering and may not be indicative of the results of the Offering if additional units are sold.

        The accompanying pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of the Company.

NOTE B - PRO FORMA ADJUSTMENTS

        The following adjustments are reflected in the Pro Forma Condensed Consolidated Financial Statements under the columns headed "Adjustments".

(1) $4,393,000 of units consisting of Common Stock and detachable warrants to purchase Common Stock of the Company are issued. The Company exchanges a $1,000,000 note payable into $1,000,000 of units in lieu of cash as part of the Offering.

(2) $439,300 of investment banking fees and estimated expenses are incurred in connection with the issuance of the units described above.

(3) Shares of Common Stock having a market value of $100,000 are issued for investment banking fees incurred in connection with the issuance of the units described above.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated:  March 20, 1998


                                  ACCUMED INTERNATIONAL, INC.


                                  By: /S/ LEONARD R. PRANGE
                                     -----------------------------
                                     Leonard R. Prange
                                     Chief Financial Officer
                                     and Chief Operating Officer